                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14(a)-12

                                           INTERLEAF, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF
                                INTERLEAF, INC.
                          TO BE HELD SEPTEMBER 8, 1999

    The Annual Meeting of Stockholders (the "Annual Meeting") of Interleaf, Inc. (the "Company") will be held on Wednesday, September 8, 1999, at 10:00 a.m., local time, at the offices of the Company located at 62 Fourth Avenue, Waltham, Massachusetts, for the following purposes:

    1. To elect two Class III directors, each to hold office until the 2002 Annual Meeting of Stockholders and until their respective successors are elected and qualified.

    2. To ratify the selection of PricewaterhouseCoopers L.L.P. as the Company's independent auditors for the fiscal year ending March 31, 2000.

    3. To consider and act upon any other business as may properly come before the meeting or any adjournment thereof.

    The Board of Directors has fixed the close of business on July 15, 1999, as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

                                          By Order of the Board of Directors,

                                                 [LOGO]
                                          Craig Newfield, Clerk

Waltham, Massachusetts
July 28, 1999

                             YOUR VOTE IS IMPORTANT

    TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO VOTE, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PAID ENVELOPE ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE BY FILING WITH THE CLERK OF THE COMPANY A WRITTEN REVOCATION, BY EXECUTING A PROXY WITH A LATER DATE, OR BY ATTENDING AND VOTING AT THE MEETING.

                                INTERLEAF, INC.
                                PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 8, 1999

    This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of Interleaf, Inc. (the "Company"), a Massachusetts corporation with its principal executive offices at 62 Fourth Avenue, Waltham, Massachusetts 02451, for use at the 1999 Annual Meeting of Stockholders to be held on Wednesday, September 8, 1999, and at any adjournment thereof (the "Annual Meeting").

    The cost of solicitation of proxies will be borne by the Company. Certain officers and other employees of the Company may solicit proxies by correspondence, telephone or in person, without extra compensation. The Company may also pay to banks, brokers, nominees, and other fiduciaries their reasonable expenses incurred in forwarding proxy materials to their principals. It is expected that the Notice of Annual Meeting, Proxy Statement, Proxy Card and Annual Report to Shareholders will be mailed to stockholders of the Company on or about July 28, 1999.

    Only stockholders of record at the close of business on July 15, 1999 (the "Record Date") will be entitled to receive notice of, and to vote at, the Annual Meeting. As of the Record Date, there were outstanding and entitled to vote 11,522,651 shares of Common Stock of the Company, $.01 par value per share ("Common Stock") and 726,003 shares of the Company's Senior Series B Convertible Preferred Stock, $.10 par value per share ("Series B Stock"). Effective December 31, 1998, the Company declared a 1 for 3 reverse split of its Common Stock. Par value did not change as a result of the reverse split, and all share data and other information in this Proxy Statement is presented giving effect to the 1 for 3 reverse split. Each share of Common Stock is entitled to one vote per share and each share of Series B Stock is entitled to .4479167 votes per share. Therefore, the total number of votes eligible to be cast on the matters proposed herein for consideration at the Annual Meeting is 11,847,840 votes.

    The enclosed proxy, if executed and returned, will be voted in accordance with the stockholder's instructions or, if no choice is specified, the proxy will be voted in favor of the matters set forth in the accompanying Notice of Annual Meeting. If any other matters shall properly come before the Annual Meeting, the enclosed proxy will be voted by the proxies in accordance with their best judgment. The proxy may be revoked by a stockholder at any time prior to its exercise by filing with the Clerk of the Company a written revocation, by executing a subsequently dated proxy, or by attending in person and voting at the Annual Meeting.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

    The Company has a classified Board of Directors presently consisting of three Class I, one Class II, and two Class III directors. At each annual meeting of stockholders, a class of directors is elected for a full term of three years to succeed those directors whose terms are expiring. Under the Company's Articles of Organization, as amended, the holders of Series B Stock, voting as a separate class, are entitled to elect one director, which position is presently held by Ms. Marcia Hooper.

    At the Annual Meeting, two Class III directors will be elected to serve for a term of three years, until the 2002 Annual Meeting of Stockholders, and until their respective successors have been elected and qualified. Messrs. Frederick
B. Bamber and David A. Boucher have been nominated by the Board of Directors for election as directors. Both of these nominees are currently serving as directors of the Company.

    If any nominee at the time of the election is unable or unwilling to serve or is otherwise unavailable for election, and the Board of Directors designates another nominee, the persons named as proxies will vote the proxy for such substitute, if any. The Board of Directors has no reason to believe that any of the proposed nominees will be unable or unwilling to serve. The proposed nominees are not being nominated pursuant to any arrangement or understanding with any person.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES.

INFORMATION ON NOMINEE AND DIRECTORS

    Set forth below is certain biographical information with respect to each nominee, including the year in which each nominee's term would expire, if elected, and with respect to each of the Class I and Class II directors whose terms will continue after the Annual Meeting. The nominees for election as Class III directors are indicated by an asterisk.

                                                                                                            YEAR TERM
                                                                                          DIRECTOR         EXPIRES, IF
NAME                                                    AGE             POSITION            SINCE      ELECTED, AND CLASS
--------------------------------------------------      ---      ----------------------  -----------  ---------------------

Jaime W. Ellertson................................          42    President and Chief          1997         2001-Class II
                                                                   Executive Officer

*Frederick B. Bamber..............................          56          Director               1984        2002-Class III

*David A. Boucher.................................          48          Director               1981        2002-Class III

Marcia J. Hooper..................................          45          Director               1997          2000-Class I

Rory J. Cowan.....................................          45          Director               1997          2000-Class I

John A. Lopiano...................................          60          Director               1998          2000-Class I

    JAIME W. ELLERTSON has served as President and Chief Executive Officer and a director of the Company since January 1997. From July 1996 to January 1997, he served as Chairman of Purview Technologies, Inc., an internet monitoring, management and analysis company. Mr. Ellertson was President and Chief Executive Officer of Tartan, Inc., a developer of compilers, from January 1996 to June 1996. From

July 1990 to December 1996, he served as President and Chief Executive Officer of Openware Technologies, Inc., a developer of software and provider of services.

    FREDERICK B. BAMBER has served as a director of the Company since December 1983. Since August 1981, Mr. Bamber has served as a managing director of Applied Technology, a venture capital firm. Mr. Bamber also serves as a director of NetPhone Inc., Connected Corporation and Lewtan Technologies, Inc.

    DAVID A. BOUCHER has served as a director of the Company since 1981. Mr. Boucher was President of the Company from 1981 to October 1989, Chief Executive Officer from October 1989 to July 1992, and Chairman of the Board of Directors from October 1989 to March 1997. Since January 1993, he has served as a managing director of Applied Technology, a venture capital firm. Mr. Boucher also serves as a director of Pervasive Software, Inc.

    MARCIA J. HOOPER has served as a director of the Company since January 1997. Since May 1996, Ms. Hooper has served as a Vice President/Partner of Advent International Corporation, a venture capital firm. From January 1994 to April 1997, she served as the general partner of Viking Capital/Claybrook Capital, a venture capital company. Ms. Hooper also serves as a director of WorldGate, Inc. and Polymedica Corporation.

    RORY J. COWAN has served as a director of the Company since July 1996, and Chairman of the Board of Directors of the Company since March 1997. Since December 1997, Mr. Cowan has served as President and Chief Executive Officer of LioNBRIDGE Technologies, Inc., an information technology services firm specializing in the localization of software for the software industry. Mr. Cowan served as Chairman and Chief Executive Officer of Stream International, Inc., a software and services provider, from May 1995 to December 1996. Prior thereto, he was an Executive Vice President of R.R. Donnelley & Sons, a provider of commercial print and print related services, from January 1991 to December 1996. Mr. Cowan also serves as a director of NewsEdge, Inc.

    JOHN A. LOPIANO has served as a director of the Company since March 1998. Effective March 1999, Mr. Lopiano retired from Xerox Corporation where he had served since 1992, most recently as Senior Vice President of Xerox Corporation and President of the Xerox Corporation Production Systems Group. Mr. Lopiano serves on the Board of Directors of Neomedia Technologies, Inc., INSCI Corp. and Advanced Hi-Tech Corp. Mr. Lopiano also serves as a Trustee of Rochester Institute of Technology and as a Member of the Government Relations Committee and as Chairman of the Education Committee at that institution.

INFORMATION ON EXECUTIVE OFFICERS

    Set forth below is the name and age of each of the Company's executive officers other than Mr. Ellertson, all positions and offices with the Company held by that executive officer, the term of office, principal occupation and business experience during the past five years, and the names of other publicly held companies of which such person serves as a director, if any.

    GARY R. PHILLIPS, 39, joined the Company as Vice President, Sales in June 1997, and became its Vice President of E-content Solutions in May 1999. Prior to joining Interleaf, Mr. Phillips held various positions at BBN, Inc. From June 1996 to June 1997 he was Vice President, Sales at BBN Planet where he was responsible for Internet solutions sales. From July 1994 to May 1996 he was Vice President of Sales and Marketing for BBN Enterprise Networks, which provided network consulting and systems integration services. From June 1993 to June 1994, Mr. Phillips held the position of Vice President of Sales and Marketing for Application Systems Group, a start-up software/systems integration company.

    GRAHAM J. MARSHALL, 52, joined the Company as Vice President of E-Publishing Solutions in May 1999. From November 1996 to April 1999, Mr. Marshall was Vice President and General Manager of Inso Corporation's Electronic Publishing Solutions division, a business unit focused on publishing technologies. From April 1995 until joining Inso Corporation, Mr. Marshall was Managing Director of Butterworth Asia, based in Singapore, and from 1988 to 1995 he was President of Butterworth Legal Publishers, based in Boston. Both Butterworth companies are divisions of Reed Elsevier, a global information corporation.

    BARRY L. BRIGGS, 46, joined the Company in May 1999 as Chief Technology Officer. Prior to joining Interleaf, Barry worked at Lotus Development Corporation for eleven years. For five of those years he was Chief Architect of Lotus 1-2-3, a best-selling software application program. Mr. Briggs also was architect of the enterprise integration strategy for Lotus Notes/Domino and subsequently invented a set of Java application technologies now marketed as Lotus eSuite. In 1996 he was named a Lotus Fellow, the company's highest technical rank.

    CHRISTOPHER MCKEE, 40, joined the Company in May 1997 as Vice President of Europe, Middle East and Africa. From 1991 to May 1997, Mr. McKee held various management positions at Inference Corporation, a provider of knowledge management software and services, including Senior Vice President, International Operations (1996 to 1997) and Vice President for Northern Europe (1994 to 1996).

    JOHN E. PAVLOV, 43, joined the Company as Vice President of Engineering in August 1997, and became its Vice President of E-content Product Development in May, 1999. From January 1997 to August 1997, Mr. Pavlov was Vice President of Distributed Systems at Putnam Investments, an investment advisory firm. From March 1996 through January 1997, Mr. Pavlov was Vice President of Development of The Dodge Group, Inc., where he was responsible for the development and maintenance of sophisticated client/server financial applications. In April 1991, Mr. Pavlov founded OpenSoftWorks, which was later acquired by FlexiInternational Software, Inc., where he served as Vice President of Software Engineering through March 1996.

    AMANDA L. RADICE, 48, joined the Company as Vice President, Marketing in November 1998. From February 1998 to November 1998, Ms. Radice worked with startup companies as an independent consultant. From October 1996 to January 1998, Ms. Radice served as Vice President of Marketing and Sales for CLAM Associates, a provider of clustering products and services enabling the continuous availability of business applications. From September 1992 through October of 1996, she was Vice President of Marketing and Communications at Parametric Technology Corporation, the world's leading provider of mechanical design automation software.

    PETER J. RICE, 46, joined the Company as Vice President of Finance and Administration, Chief Financial Officer ("CFO") and Treasurer in February 1998. From July 1995 to February 1998, Mr. Rice was Vice President, CFO and Treasurer for Media 100 Inc., a worldwide leader in digital video and multimedia software. From July 1990 to July 1995, Mr. Rice was Vice President, Corporate Controller and Chief Accounting Officer of MA/Com, Inc. Prior thereto, Mr. Rice held senior finance and strategic planning positions with Apollo Computer, Inc., and Atex, Inc. He is a certified public accountant who began his career with Coopers & Lybrand.

    CRAIG NEWFIELD, 39, joined the Company as Vice President, General Counsel and Clerk in October 1997. From April 1996 through September 1997, Mr. Newfield served as General Counsel and

Secretary of OneWave, Inc., a start-up internet software product and services vendor. From February 1993 to April 1996, Mr. Newfield served as in-house counsel for Marcam Corporation, a business application (ERP) software products and services vendor.

MEETINGS OF THE BOARD OF DIRECTORS

    The Board of Directors held six meetings during fiscal 1999. Except for Mr. Boucher, who attended two meetings, each director attended at least 75% of the aggregate number of the meetings of the Board of Directors and committees on which he or she served.

    The Company has an Audit Committee of the Board of Directors, which is currently composed of John A. Lopiano and Marcia J. Hooper. The Audit Committee reviews the overall scope of and specific plans for the annual audit by the Company's independent auditors and the adequacy of the Company's internal controls, and considers and recommends the selection of the Company's independent auditors. The Audit Committee met four times during fiscal 1999.

    The Company has a Compensation Committee of the Board of Directors, which is currently composed of Rory J. Cowan and Frederick B. Bamber. The Compensation Committee provides recommendations to the Board of Directors regarding compensation programs of the Company, reviews the performance and compensation of the Company's President, and administers the Company's 1993 and 1994 Stock Option Plans and 1998 Employee Stock Purchase Plan. The Compensation Committee met seven times during fiscal 1999.

    The Company has no nominating or other standing committee.

SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS

    The following table sets forth certain information, as of July 22, 1999, with respect to the beneficial ownership of the Company's voting shares of (i) each director and nominee for director, (ii) each executive officer named in the Summary Compensation Table under "Executive Compensation" below, (iii) all current directors and executive officers of the Company as a group, and (iv) each person known by the Company to beneficially own more than five (5%) percent of the outstanding shares of any voting class. This information is based upon information received from or on behalf of the individuals named therein or based on Schedule 13D and Schedule 13G filings they have made with the Securities and Exchange

Commission. Unless otherwise indicated, each stockholder referred to herein has the sole voting and investment power over the shares listed.

                                                                         COMMON STOCK
                                                            NO. OF
                                                            SHARES
                DIRECTORS, OFFICERS AND                   BENEFICIALLY VESTED OPTION    % OF CLASS
                    5% STOCKHOLDERS                          OWNED       SHARES(1)      OUTSTANDING
--------------------------------------------------------  -----------  -------------  ---------------

DIRECTORS AND OFFICERS

Frederick B. Bamber.....................................      22,700        15,833               *

David A. Boucher........................................      74,781         9,167               *

Rory J. Cowan...........................................      32,916        27,500               *

Marcia J. Hooper........................................      10,833(2)      10,833              *

John A. Lopiano.........................................       3,083             0               *

Jaime W. Ellertson......................................     206,185       151,041             1.7%

Gary R. Phillips........................................      29,166        29,166               *

Christopher McKee.......................................      25,000        25,000               *

John E. Pavlov..........................................      21,779        18,333               *

Peter J. Rice...........................................      32,708        28,125               *

Craig Newfield..........................................      19,791        17,708               *

All current directors and executive officers as a group
  (17 persons)..........................................     531,898(3)     380,608            4.3%

5% Stockholders

Advent International Corporation
  101 Federal Street
  Boston, MA 02110......................................     325,189(4)          --            2.7%

------------------------

*   Indicates less than 1%

(1) This column states the number of shares of Common Stock included in "No. of Shares Beneficially Owned" which are issuable pursuant to options which would otherwise be exercisable within 60 days after July 22, 1999. However, pursuant to the Company's 1999 stock option re-pricing program, certain of these options granted to officers of the Company may not be exercised until December 15,

    1999 (see "Report on Re-Pricing of Options" and "Effect of Change in Control"), as described in the table below:

                                                                       RE-PRICED     VESTED
                                                                      OPTIONS NOT    OPTIONS
OFFICER                                               VESTED OPTIONS  EXERCISABLE  EXERCISABLE
----------------------------------------------------  --------------  -----------  -----------

Jaime W. Ellertson..................................       151,041       151,041            0

Gary R. Phillips....................................        29,166        25,000        4,166

Christopher McKee...................................        25,000        25,000            0

John E. Pavlov......................................        18,333        16,250        2,083

Peter J. Rice.......................................        28,125        28,125            0

Craig Newfield......................................        17,708        15,625        2,083

All directors and executive officers
  (17 persons)......................................       380,608       308,943       71,665

(2) Does not include 325,189 shares of Common Stock issuable upon conversion of 726,003 shares of Series B Stock listed as beneficially owned by Advent International Corporation, in which Ms. Hooper serves as Vice
    President/Partner.

(3) Includes the number of shares issuable upon exercise of options which are exercisable within 60 days after July 22, 1999, held by five directors and twelve executive officers. Pursuant to the Company's 1999 stock option re-pricing program, 308,943 of these options granted to officers of the Company may not be exercised until December 15, 1999 (see Note 1 above). Does not include any shares of Common Stock issuable upon conversion of Series B Stock beneficially owned by Advent International Corporation, of which Ms. Marcia Hooper (a director of the Company) serves as Vice President/Partner.

(4) International Network Fund Limited Partnership, of which Advent International Corporation is the general partner, holds all 726,003 shares of Series B Stock outstanding. Those shares are convertible into 325,189 shares of Common Stock.

EXECUTIVE COMPENSATION

    The following Summary Compensation Table sets forth the compensation during the last three fiscal years of (i) the Chief Executive Officer of the Company, and (ii) the executive officers of the Company, other than the Chief Executive Officer, who were serving as executive officers during or at the end of the last fiscal year, whose annual salary and bonus, if any, exceeded $100,000 for services in all capacities to the Company during the last fiscal year and certain other executive officers (all of the officers listed in the table being hereafter collectively referred to as the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                                  LONG TERM
                                                                                                COMPENSATION
                                                                                                   AWARDS
                                                               ANNUAL COMPENSATION              -------------
                                                    ------------------------------------------   SECURITIES
                                         FISCAL       SALARY                    OTHER ANNUAL     UNDERLYING        ALL OTHER
NAME AND PRINCIPAL POSITION               YEAR        ($)(1)     BONUS($)(2)  COMPENSATION ($)   OPTIONS (#)    COMPENSATION(3)
-------------------------------------  -----------  -----------  -----------  ----------------  -------------  -----------------
Jaime W. Ellertson (4)...............        1999    $ 293,269    $ 125,000              --              --        $   9,575
  President and Chief Executive              1998      300,000       50,769              --              --            9,307
  Officer                                    1997       91,923       12,692              --         241,667            2,334

Gary R. Phillips.....................        1999    $ 150,000    $  59,750              --          16,667        $   8,968
  Vice President, e-content Solutions        1998      122,885       63,347              --          50,000            7,782
                                             1997           --           --              --              --               --

Christopher McKee(5).................        1999    $ 150,100    $ 102,700      $   28,440              --        $   8,543
  Vice President, Europe, Middle East        1998      139,033       85,727          25,450          50,000            3,298
  and Africa                                 1997           --           --              --              --               --

John E. Pavlov.......................        1999    $ 135,385    $  52,223              --           8,334        $   9,375
  Vice President, e-content Product          1998       85,000       24,723              --          43,333            6,062
  Development                                1997           --           --              --              --               --

Peter J. Rice........................        1999    $ 160,000    $  41,760              --              --        $   9,727
  Vice President, CFO and Treasurer          1998       58,384       35,510              --          75,000            1,533
                                             1997           --           --              --              --               --

Craig Newfield.......................        1999    $ 117,327    $  32,500              --           8,334        $   8,596
  Vice President, General Counsel and        1998       50,353       15,000              --          41,667            4,686
  Clerk                                      1997           --           --              --              --               --

------------------------

(1) Salary includes amounts deferred pursuant to the Company's 401(k) Savings Plan and amounts withheld pursuant to the Company's Employee Stock Purchase Plan.

(2) Amounts shown are earned and accrued during the fiscal years indicated and may be paid subsequent to the end of each fiscal year.

(3) Amounts shown are Company contributions under employee benefit plans (medical, dental, life insurance, accidental death and disability insurance, long-term disability insurance and the Company's 401(k) plan).

(4) Mr. Ellertson joined the Company and was elected President, Chief Executive Officer, and a director in January 1997. The salary amount for fiscal 1997 includes $40,752 relating to travel and relocation expenses reimbursed in connection with his employment agreement with the Company.

(5) Amounts stated under "Other Annual Compensation" represent payments received for automobile expense allowance during fiscal years 1999 and 1998.

    The following table sets forth certain information with respect to the grant of stock options to the Named Executive Officers during fiscal 1999:

                       OPTIONS GRANTS IN LAST FISCAL YEAR

                                                                   INDIVIDUAL GRANTS                        POTENTIAL REALIZABLE
                                              ------------------------------------------------------------        VALUE AT
                                                NUMBER OF                                                      ASSUMED ANNUAL
                                               SECURITIES    PERCENT OF TOTAL                                  RATES OF STOCK
                                               UNDERLYING         OPTIONS                                    PRICE APPRECIATION
                                                 OPTIONS        GRANTED TO       EXERCISE OR                FOR OPTION TERM (3)
                                                 GRANTED         EMPLOYEES       BASE PRICE    EXPIRATION   --------------------
NAME                                             (#)(1)      IN FISCAL YEAR(2)     ($/SH.)        DATE       5% ($)     10% ($)
--------------------------------------------  -------------  -----------------  -------------  -----------  ---------  ---------
Jaime W. Ellertson..........................           --               --               --            --          --         --
Gary R. Phillips............................       16,667             3.59%       $    2.03       1-22-09   $  21,289  $  53,949
Christopher McKee...........................           --               --               --            --          --         --
John E. Pavlov..............................        8,334              1.8%            2.03       1-22-09      10,645     26,976
Peter J. Rice...............................           --               --               --            --          --         --
Craig Newfield..............................        8,334              1.8%            2.03       1-22-09      10,645     26,976

------------------------

(1) The options were granted under the Company's 1993 Stock Option Plan (the "1993 Plan") and become exercisable in eight equal semi-annual installments, commencing six months after the date of grant. The exercise price of each option granted under the 1993 Plan must be at least 100% of the fair market value of the Company's Common Stock on the date the option is granted. All of the above-described options become exercisable in full upon a change in control. See "Effect of Change in Control" below.

(2) During the fiscal year ended March 31, 1999, the Company granted options to its employees to purchase a total of approximately 464,000 shares of Common Stock and canceled options to purchase approximately 381,000 shares of Common Stock.

(3) The dollar amounts under these columns are the result of calculations at the 5% and 10% appreciation rates set by the Securities and Exchange Commission, and are not intended to forecast future appreciation, if any, in the price of the Company's Common Stock.

    The following table sets forth, for each of the Named Executive Officers, the number of stock options exercised during fiscal 1999, the value realized upon exercise, the total number of unexercised options held at March 31, 1999, and the aggregate value of in the money options held at fiscal year end.

        AGGREGATED OPTION EXERCISES IN FY 1999 AND FY-END OPTION VALUES

                                                                                                     VALUE OF UNEXERCISED
                                                                          NUMBER OF UNEXERCISED          IN-THE-MONEY
                                       SHARES                            OPTIONS AT FY-END (#)(1)  OPTIONS AT FY-END ($)(2)
                                      ACQUIRED              VALUE              EXERCISABLE/              EXERCISABLE/
NAME                               ON EXERCISE (#)      REALIZED ($)          UNEXERCISABLE              UNEXERCISABLE
-------------------------------  -------------------  -----------------  ------------------------  -------------------------
Jaime W. Ellertson.............              --                  --          120,833 /  120,834       $147,308 /  $147,309
Gary R. Phillips...............              --                  --           20,833 /  45,834          25,268 /  54,971
Christopher McKee..............              --                  --           18,750 /  31,250          22,858 /  38,097
John E. Pavlov.................              --                  --           11,874 /  39,794          14,411 /  48,060
Peter J. Rice..................              --                  --           18,750 /  56,250          22,858 /  68,574
Craig Newfield.................              --                  --           11,457 /  38,544          13,903 /  46,536

------------------------

(1) Pursuant to the Company's 1999 stock option re-pricing program, certain of these options granted to officers of the Company may not be exercised until December 15, 1999 (see also "Report on Re-Pricing of Options" below and "Security Ownership Of Directors and Officers" above at note 1).

(2) Based upon the $3.19 closing price of the Company's Common Stock on March 31, 1999 on the Nasdaq National Market, minus the applicable option exercise price.

EMPLOYMENT AGREEMENTS

    The Company has entered into letter agreements with each of the Named Executive Officers in connection with their hiring. These agreements generally provide for base salary, an annual bonus based on achievement of certain objectives, and other fringe benefits. Mr. Ellertson's letter agreement as amended to the end of fiscal year 1999 provided for base salary at the annual rate of $275,000, a bonus in the target amount of $125,000 upon the achievement of certain operational objectives, and severance pay following his termination without cause equal to one year's base salary plus his annual bonus pro-rated to the date of termination. The agreements with each of the other Named Executive Officers, other than Mr. Pavlov, provide that the officer is eligible to receive six months' notice or severance pay if terminated by the Company without cause.

EFFECT OF CHANGE IN CONTROL

    Executive officers and all other officers of the Company are covered by the Company's Officer Severance Benefit Plan (the "Severance Plan"). Adopted by the Board of Directors in 1989, the Severance Plan provides that if any vice president or more senior officer or the General Counsel, Controller or Treasurer loses his employment with the Company, or has his or her compensation reduced or responsibilities significantly diminished, during a one year period after a "change in control" of the Company, that officer will be entitled to receive an amount equal to his then total annual compensation. For purposes of the Severance Plan, a "change in control" occurs if (a) an individual by himself or in affiliation with others shall acquire, directly or indirectly, 25% or more of the combined voting power of Company's outstanding securities, or causes the replacement of a majority of the incumbent Board of Directors of the Company,
(b) the Company is merged or reorganized into or with another entity, resulting in previous stockholders of the Company holding less than 80% of the combined voting power of the outstanding securities of the resulting entity, or (c) the Company is liquidated or substantially all of its assets are sold.

    In addition, all options granted to employees prior to June 1999, including options granted to Named Executive Officers, become exercisable in full upon a "change in control." Options granted to employees from and after June 1999, including options granted to Named Executive Officers, become exercisable in full if within one year following a "change in control" the employee is terminated, or his or her compensation is reduced or responsibilities significantly diminished. In addition, upon a merger of the Company or a sale of substantially all of its assets, the Board of Directors may cause all outstanding stock options to (i) be exchanged for options in the surviving company, (ii) be terminated if not exercised prior to the transaction, (iii) be exchanged for cash to the extent that cash is received by stockholders in the transaction, and/or (iv) be accelerated.

COMPENSATION OF DIRECTORS

    Each non-employee director receives $500 for each meeting or series of meetings attended in person or via telephone on a given day, and an annual stipend of $5,000, all payable within 30 days following the Company's fiscal year end. In addition, under the 1993 Director Stock Option Plan (the "Director Option Plan"), as amended, on April 1 of each year, each non-employee director who has served for at least one full year receives an option to purchase up to 5,000 shares of Common Stock, vesting in full one year from the date of grant. Under this plan, non-employee directors are granted an option to purchase 15,000 shares of Common Stock when they first join the Board, vesting on the later of the end of their initial term or one year from the date of grant. In June 1999, the Board of Directors amended the Director Option Plan to provide for a one-time grant to each current non-employee director of an option to purchase 5,000 shares of Common Stock, vesting in full on March 31, 2000. Members of the Board of Directors are also reimbursed for reasonable out-of-pocket expenses.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Decisions regarding executive compensation are made by the Compensation Committee of the Board of Directors, which is composed of Rory J. Cowan and Frederick B. Bamber. Mr. Cowan served for two months as the Company's interim President from November 15, 1996 to January 24, 1997, for which he received a salary of $18,000. Except for Mr. Cowan's services as interim President, neither Mr. Cowan nor Mr. Bamber is or has ever been an officer or employee of the Company or any of its subsidiaries.

REPORT ON REPRICING OF OPTIONS

    On December 10, 1998, the Board of Directors met to determine the need to reprice the Company's outstanding stock options for employees and officers. The Company's stock price had traded in a range of $6-$10 during calendar 1997. The stock price dropped continuously during calendar 1998 to about $2.00 per share in December 1998, reflecting the continued decline in Company revenues and the downward pressure on the Company's stock price due to the 6% Convertible Preferred Stock. As a result, 100% of the options held by employees and officers, including options which had been repriced in June 1997, were at an exercise price significantly above the Company's then current stock price, and had lost any value as a retention tool. The Board of Directors also took note of the fact that, due to a change in accounting policy announced in early December by the Financial Accounting Standards Board, if options were re-priced after December 15, 1998, the Company would be required to record a gain or loss each quarter to reflect the change in the intrinsic value of outstanding options due
to quarterly fluctuations in the Company's stock price.   The Board of Directors
was also aware of the current strong job market in high technology, and feared significant voluntary departures of key employees.

    Given the foregoing factors, the Board of Directors recognized the need to provide incentives to retain its employees and officers, and to continue to attract additional senior managers to grow the Company. The Committee therefore adopted a repricing program, whereby outstanding options held by employees and officers would be eligible to be repriced at $1.97 per share, the closing market price on the Nasdaq National Market on December 14, 1998. The vesting period for these repriced options was not restarted in connection with this repricing. However, the vesting intervals for officers' re-priced options were changed to semi-annual, and the vesting intervals for non-officer employees' re-priced options were changed to quarterly. The Company also required that no repriced option be exercised prior to December 15, 1999 and that the option holder had to be employed with the Company on that date in order to exercise his repriced option. All of the Named Executive Officers had options repriced under this program.

                                                          COMPENSATION COMMITTEE
                                           FREDERICK B. BAMBER AND RORY J. COWAN

    The following table summarizes all repricings of options held by any executive officer of the Company during the last ten fiscal years.

                           TEN-YEAR OPTION REPRICINGS

                                                             NUMBER OF
                                                            SECURITIES   MARKET PRICE     EXERCISE
                                                            UNDERLYING    OF STOCK AT       PRICE          NEW
                                                              OPTIONS       TIME OF      AT TIME OF     EXERCISE
NAME                                               DATE     REPRICED(#)  REPRICING($)   REPRICING($)    PRICE($)
-----------------------------------------------  ---------  -----------  -------------  -------------  -----------
NAMED EXECUTIVE OFFICERS AND
  CURRENT OFFICERS
Jaime W. Ellertson.............................   12/15/98     241,667     $    1.97      $    3.75     $    1.97
  President & CEO                                  6/20/97     241,667     $    3.75      $    6.18     $    3.75
Gary Phillips..................................   12/15/98      50,000     $    1.97      $    3.75     $    1.97
  VP e-content Solutions
Christopher McKee..............................   12/15/98      50,000     $    1.97      $    3.56     $    1.97
  VP Europe, Middle East and Africa
John A. Pavlov.................................   12/15/98      43,334     $    1.97      $    8.25     $    1.97
  VP e-content Product Development
Peter J. Rice..................................   12/15/98      75,000     $    1.97      $   9.375     $    1.97
  VP, CFO and Treasurer
Craig Newfield.................................   12/15/98      41,667     $    1.97      $    8.25     $    1.97
  VP, General Counsel and Clerk
Amanda Radice..................................   12/15/98      41,667     $    1.97      $    2.91     $    1.97
  VP Marketing
Robert Fisher..................................   12/15/98      33,334     $    1.97      $    2.81     $    1.97
  VP Customer Support

FORMER EXECUTIVE OFFICERS
Mark H. Cieplik................................    4/27/95      36,667     $    7.68      $   16.50     $    7.68
  VP Americas

                                                     LENGTH OF
                                                     ORIGINAL
                                                    OPTION TERM
                                                 REMAINING AT DATE
                                                   OF REPRICING
NAME                                                  (YEARS)
-----------------------------------------------  -----------------
NAMED EXECUTIVE OFFICERS AND
  CURRENT OFFICERS
Jaime W. Ellertson.............................            8.0
  President & CEO                                          9.6
Gary Phillips..................................            8.5
  VP e-content Solutions
Christopher McKee..............................            8.4
  VP Europe, Middle East and Africa
John A. Pavlov.................................            8.8
  VP e-content Product Development
Peter J. Rice..................................            9.2
  VP, CFO and Treasurer
Craig Newfield.................................            8.8
  VP, General Counsel and Clerk
Amanda Radice..................................            9.8
  VP Marketing
Robert Fisher..................................            8.3
  VP Customer Support
FORMER EXECUTIVE OFFICERS
Mark H. Cieplik................................            8.4
  VP Americas

                                                             NUMBER OF
                                                            SECURITIES   MARKET PRICE     EXERCISE
                                                            UNDERLYING    OF STOCK AT       PRICE          NEW
                                                              OPTIONS       TIME OF      AT TIME OF     EXERCISE
NAME                                               DATE     REPRICED(#)  REPRICING($)   REPRICING($)    PRICE($)
-----------------------------------------------  ---------  -----------  -------------  -------------  -----------
Stephen J. Hill................................     8/3/94       2,667     $    8.25          20.25     $    8.25
  VP Europe                                         8/3/94         667     $    8.25      $   20.25     $    8.25
                                                   4/27/95      28,333         $7.68          16.50         $7.68
John K. Hyvnar.................................    11/2/90         500     $    9.39      $   22.14     $    9.39
  General Counsel & Clerk                          11/2/90       5,667     $    9.39      $   23.25     $    9.39
                                                   11/2/90         667         $9.39         $22.14         $9.39
                                                   11/2/90       1,667     $    9.39      $   10.14     $    9.39
                                                    4/8/93       2,667     $    7.68      $   24.75     $    7.68
                                                   4/14/94       2,000     $    7.68      $   20.25     $    7.68
                                                    8/3/94       2,667     $    8.25      $   24.75     $    8.25
                                                    8/3/94       2,000     $    8.25      $   20.25     $    8.25
                                                   1/23/96       1,667     $    7.68      $   22.11     $    7.68
                                                    5/3/96       5,000     $    7.68      $   24.75     $    7.68
William W. Barnes..............................    11/2/90       1,667     $    9.39      $   19.89     $    9.39
  VP Human Resources                               11/2/90         667     $    9.39      $   25.14     $    9.39
                                                   11/2/90       2,000         $9.39         $22.14         $9.39
Lawrence S. Bohn...............................    11/2/90       1,667     $    9.39      $   19.89     $    9.39
  Sr. VP Marketing and                             11/2/90         667     $    9.39      $   25.14     $    9.39
  Business Development                             11/2/90       3,333         $9.39         $25.14         $9.39
                                                   11/2/90       1,000     $    9.39      $   22.14     $    9.39
                                                    8/3/94       6,667     $    8.25      $   31.89     $    8.25
                                                    8/3/94       2,333     $    8.25      $   13.50     $    8.25
                                                    8/3/94       3,333     $    8.25      $   27.00     $    8.25
                                                    8/3/94       3,333     $    8.25      $   20.25     $    8.25
David A. Boucher...............................    11/2/90      14,933     $    9.39      $   25.14     $    9.39
  President & CEO
David J. Collard...............................   11/02/90      25,000     $    9.39      $   23.25     $    9.39
  VP Finance
David L. Cross.................................    11/2/90       3,333     $    9.39      $   22.14     $    9.39
  Treasurer
Stephen J. Cummings............................   11/02/90       1,667     $    9.39      $   24.39     $    9.39
  VP International Operations                      11/2/90       1,667     $    9.39      $   25.14     $    9.39
                                                   11/2/90         800         $9.39         $24.39         $9.39
                                                   11/2/90         500         $9.39         $13.50         $9.39
                                                   11/2/90         500     $    9.39      $   13.50     $    9.39
                                                   11/2/90       1,000     $    9.39      $   12.00     $    9.39
Richard P. Delio...............................     8/3/94      33,333     $    8.25      $   21.00     $    8.25
  Sr. VP Finance & CFO                              8/3/94       5,000     $    8.25      $   20.25     $    8.25
Stanley C. Douglas.............................     2/6/96      33,333     $    7.68      $   22.11     $    7.68
  Sr. VP Software Operations

                                                     LENGTH OF
                                                     ORIGINAL
                                                    OPTION TERM
                                                 REMAINING AT DATE
                                                   OF REPRICING
NAME                                                  (YEARS)
-----------------------------------------------  -----------------
Stephen J. Hill................................              9
  VP Europe                                                9.7
                                                           8.4
John K. Hyvnar.................................            7.6
  General Counsel & Clerk                                  8.8
                                                           6.8
                                                            10
                                                           9.4
                                                           9.4
                                                           8.7
                                                           9.7
                                                           9.7
                                                           9.5
William W. Barnes..............................            8.8
  VP Human Resources                                       8.4
                                                           6.5
Lawrence S. Bohn...............................            9.4
  Sr. VP Marketing and                                     8.4
  Business Development                                     8.1
                                                           6.7
                                                           7.7
                                                           1.7
                                                           8.8
                                                           9.7
David A. Boucher...............................            6.5
  President & CEO
David J. Collard...............................            8.8
  VP Finance
David L. Cross.................................            7.8
  Treasurer
Stephen J. Cummings............................            8.6
  VP International Operations                              8.4
                                                           5.8
                                                           5.5
                                                           5.1
                                                           4.1
Richard P. Delio...............................            9.7
  Sr. VP Finance & CFO                                     9.7
Stanley C. Douglas.............................            8.5
  Sr. VP Software Operations

                                                             NUMBER OF
                                                            SECURITIES   MARKET PRICE     EXERCISE
                                                            UNDERLYING    OF STOCK AT       PRICE          NEW
                                                              OPTIONS       TIME OF      AT TIME OF     EXERCISE
NAME                                               DATE     REPRICED(#)  REPRICING($)   REPRICING($)    PRICE($)
-----------------------------------------------  ---------  -----------  -------------  -------------  -----------
Frederick J. Egan..............................    11/2/90       8,333     $    9.39      $   15.39     $    9.39
  VP Asia/Pacific/Japan                            11/2/90       8,333     $    9.39      $   24.39     $    9.39
                                                   11/2/90       3,333         $9.39         $25.14         $9.39
                                                   11/2/90       2,500     $    9.39      $   22.14     $    9.39
                                                   11/2/90       1,667     $    9.39      $   13.50     $    9.39
                                                    8/3/94       3,333     $    8.25      $   20.25     $    8.25
Paul English...................................    11/2/90         500     $    9.39      $   19.89     $    9.39
  Sr. VP Product Management                        11/2/90         333     $    9.39      $   25.14     $    9.39
                                                    8/3/94       1,667         $8.25         $31.89         $8.25
                                                    8/3/94       3,333     $    8.25      $   29.64     $    8.25
                                                    8/3/94       2,333     $    8.25      $   24.75     $    8.25
                                                    8/3/94      13,333     $    8.25      $   21.00     $    8.25
Ed Koepfler....................................   10/27/94     108,333     $    7.68      $   11.25     $    7.68
  President and CEO                               10/27/95      25,000     $    7.68      $   16.11     $    7.68
G. Gordon M. Large.............................     6/5/95      75,000     $    7.68      $   18.00     $    7.68
  Executive VP and CFO
Robert T. Maher................................     8/3/94       8,333     $    8.25      $   21.75     $    8.25
  VP.Engineering                                   4/22/95      23,333     $    7.68      $   16.50     $    7.68
Edward Mallen..................................    11/2/90       6,666     $    9.39      $   22.14     $    9.39
  VP U.S. Sales                                    11/2/90       1,000     $    9.39      $   22.14     $    9.39
Stephen D. Pelletier...........................    11/2/90      10,000     $    9.39      $   19.89     $    9.39
  VP Engineering                                   11/2/90      10,000     $    9.39      $   22.14     $    9.39
Mark K. Ruport.................................    11/2/90      25,000     $    9.39      $   16.14     $    9.39
  President
Andrew J Van Abs...............................    11/2/90       2,500     $    9.39      $   19.89     $    9.39
  VP Engineering                                   11/2/90       1,666     $    9.39      $   23.25     $    9.39
  Peripherals Technology                           11/2/90       1,666         $9.39         $22.14         $9.39
                                                   11/2/90       3,333     $    9.39      $   22.14     $    9.39
Robert Weiler..................................    11/2/90      41,666     $    9.39      $   20.25     $    9.39
  President & COO
Haviland Wright................................     8/3/94      20,000     $    8.25      $   20.25     $    8.25
  Sr. VP & Chief Scientist                          8/3/94       7,500     $    2.75      $    6.75     $    2.75

                                                     LENGTH OF
                                                     ORIGINAL
                                                    OPTION TERM
                                                 REMAINING AT DATE
                                                   OF REPRICING
NAME                                                  (YEARS)
-----------------------------------------------  -----------------
Frederick J. Egan..............................            9.8
  VP Asia/Pacific/Japan                                    8.6
                                                           8.4
                                                           7.4
                                                             5
                                                           9.7
Paul English...................................            9.4
  Sr. VP Product Management                                8.4
                                                           7.7
                                                           8.1
                                                           8.7
                                                           9.6
Ed Koepfler....................................            8.2
  President and CEO                                        9.2
G. Gordon M. Large.............................            8.7
  Executive VP and CFO
Robert T. Maher................................            9.7
  VP.Engineering                                           9.5
Edward Mallen..................................              8
  VP U.S. Sales                                            6.5
Stephen D. Pelletier...........................            9.4
  VP Engineering                                           7.7
Mark K. Ruport.................................            9.5
  President
Andrew J Van Abs...............................            9.4
  VP Engineering                                           8.8
  Peripherals Technology                                     8
                                                           7.1
Robert Weiler..................................            8.9
  President & COO
Haviland Wright................................              9
  Sr. VP & Chief Scientist                                 9.7

COMPENSATION COMMITTEE REPORT

    During fiscal 1999, the Compensation Committee's philosophy was to base executive salaries on salaries offered to executives in comparable software companies. In addition, the Compensation Committee believed that targeted bonuses should equal approximately 30-40% of the executive's compensation and that stock options should be used to align executives' interests with the long-term interests of the stockholders. Given the Company's declining revenues, the Compensation Committee believed that cash should be preserved if possible, and relatively large stock option grants would be required to be granted to attract and retain qualified executives by providing significant potential for earnings should the Company perform well.

    Mr. Ellertson received a salary at an annual rate of $300,000 during the first quarter of fiscal 1999 and at an annual rate of $275,000 for the following three quarters. He received no new option grants during the year. Mr. Ellertson also was given the opportunity to earn a cash bonus of up to $125,000 if certain annual goals were met. These goals were based on the Company achieving targeted earnings, product revenue and total revenue, and a subjective assessment of his performance. The remaining members of the senior management team received a proportional bonus opportunity based on the same targets. The Compensation Committee believed that the salary and bonus potential of all senior managers would serve to align their interests with the long-term interests of the stockholders.

    During fiscal 1999, the Company reported three out of four profitable quarters, adopted a new strategy for growth, and completed three acquisitions and significant changes to its capital structure. Led by Mr. Ellertson, the Company identified a new market called content management, and adopted a business strategy for growth through the development and release of BladeRunner(TM), the Company's content management solution, and through a series of acquisitions. The Company purchased certain software assets from SoftQuad, Inc., 100% of the stock of PDR Automated Systems and Publications, Inc., and the 69% of the capital stock of Interleaf Italia, S.r.l., which the Company had not previously held. These acquisitions have all met or exceeded the Company's expectations. In April 1999, the Company also acquired the assets of Texcel International AB, which accelerated and broadened the BladeRunner product offering. The BladeRunner pre-release "Early Adopter" program was successful, and product development has proceeded on track. The Company also accomplished a significant recapitalization, by retiring its Series C and 6% Convertible preferred stock. Retirement of these preferred stock series was financed by a $4.2 million private placement of Common Stock. These changes, together with a one-for-three reverse split of its Common Stock, improved the Company's capital structure.

    In the first quarter of fiscal 2000, the Compensation Committee reviewed Mr. Ellertson's performance and reviewed data regarding CEO compensation in comparable software companies. Based on the Company's performance, the Compensation Committee determined that Mr. Ellertson should be awarded a cash bonus of $125,000 for fiscal year 1999, and an option grant of 100,000 shares under the Company's standard option terms for executive officers. This reflected the substantially positive performance in terms of operations and strategic initiatives described above. Based on its review of compensation data and Mr. Ellertson's performance, the Compensation Committee believed that Mr. Ellertson's cash compensation was appropriate, and for fiscal 2000 Mr. Ellertson's salary was established at $275,000. Mr. Ellertson's cash bonus target is $125,000. This bonus will be based on the performance during that year of the Company's E-content (40%) and E-publishing (40%) divisions, with the remaining 20% based on the Compensation Committee's subjective assessment of Mr. Ellertson's performance.

    The Compensation Committee recognizes the current need to preserve cash, and will seek to attract and retain executives and employees by continuing to use stock option grants. In fiscal 2000, the Compensation Committee expects that option grants will be awarded in larger amounts to the Company's executives and employees.

                                                         COMPENSATION COMMITTEE:
                                           FREDERICK B. BAMBER AND RORY J. COWAN

STOCK PERFORMANCE GRAPH

    The following graph compares the yearly change in the Company's cumulative total stockholder return with the cumulative total return of a broad market index (NASDAQ Stock Market Index for U.S. and Foreign Companies) and a published industry index (NASDAQ Computer and Data Processing Services Stocks) for the last five fiscal years. The performance graph assumes the investment of $100 on March 31, 1994. The lines represent monthly index levels derived from the changes in the daily market capitalization, which are calculated based on daily closing stock prices, quarterly shares outstanding and quarterly dividend reinvestments. The broad market index and industry index are weighted on the basis of market capitalization.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            INTERLEAF,
               INC.        NASDAQ STOCK MARKET (U.S. & FOREIGN)   NASDAQ COMPUTER AND DATA PROCESSING SERVICES STOCKS
3/31/94              100                                     100                                                   100
3/31/95              217                                     110                                                   135
3/31/96              394                                     149                                                   191
3/31/97               69                                     165                                                   209
3/31/98              153                                     249                                                   365
3/31/99               47                                     328                                                   592

                                                                         3/31/94      3/31/95      3/31/96      3/31/97
                                                                       -----------  -----------  -----------  -----------
Interleaf, Inc.......................................................         100          217          394           69
NASDAQ Stock Market (U.S. & Foreign).................................         100          110          149          165
NASDAQ Computer and Data Processing Services Stocks..................         100          135          191          209

                                                                         3/31/98      3/31/99
                                                                       -----------  -----------
Interleaf, Inc.......................................................         153           47
NASDAQ Stock Market (U.S. & Foreign).................................         249          328
NASDAQ Computer and Data Processing Services Stocks..................         365          592

                                     PROXY

                                INTERLEAF, INC.

    Proxy for the Annual Meeting of Stockholders to be held September 8, 1999

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                ON THE COMPANY

     The undersigned, revoking all prior proxies, hereby appoint(s) Jaime W. Ellerston, Peter J. Rice and Craig Newfield, and each of them, with full power of substitution, as proxies to represent and vote as designated herein, all shares of capital stock of Interleaf, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at Interleaf, Inc., 62 Fourth Avenue, Waltham, Massachusetts on Wednesday, September 8, 1999 at 10:00 a.m., local time, and at any adjournment thereof.

     This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted for all proposals. Attendance of the undersigned at the meeting or any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing.

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/ SEE REVERSE  /  CONTINUED AND TO BE SIGNED ON REVERSE SIDE    / SEE REVERSE /
/    SIDE      /                                                /    SIDE     /
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

     Please mark
/X/  votes as in
     this example.

1. To elect two Class III directors, each to hold office until the 2002 Annual Meeting of Stockholders and until their respective successors are elected and qualified.

    Nominees:  Frederick B. Bamber
               David A. Boucher

                FOR      WITHHELD
                / /         / /

/ / ______________________________________
    for all nominees except as noted above

2. To ratify the selection of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending March 31, 2000.

                 FOR              AGAINST             ABSTAIN
                 / /                / /                 / /

MARK HERE IF YOU PLAN TO ATTEND THE MEETING          / /

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT        / /

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment therefor.

Signature: _______________ Date: _____ Signature: ________________ Date: ______